As filed with the Securities & Exchange Commission on October 18, 1993

                                                       Registration No. 33-66830

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM S-8

                        POST EFFECTIVE AMENDMENT NUMBER 2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                   BELDEN INC.



         DELAWARE                                              76-0412617
  (State or Other Jurisdiction of                          (I.R.S. Employer
  Incorporation or Organization)                           Identification No.)



                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
                    (Address of Principal Executive Offices)


                    BELDEN INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                            ------------------------

                               KEVIN L. BLOOMFIELD
                                    SECRETARY
                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
                     (Name and Address of Agent for Service)

                                 (314) 854-8000
          (Telephone Number, Including Area Code, of Agent For Service)

================================================================================

Index to Exhibits on Page   4                                   Page 1 of    12
                          -----                                            -----

ITEM 8.  EXHIBITS

Exhibits incorporated herein:

         99.1 Belden Inc. Employee Stock Purchase Plan

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, Post-Effective Amendment Number 2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on November 21, 2001.

                                       BELDEN INC.



                                       By: /s/ Paul Schlessman
                                           -----------------------------------
                                           Paul Schlessman
                                           Vice President, Finance and
                                           Chief Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)

2 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 SIGNATURE                              TITLE                            DATE
/s/ C. Baker Cunningham                      President, Chairman of the Board,     November 21, 2001
-----------------------------------          Chief Executive
C. Baker Cunningham                          Officer and Director


/s/ Paul Schlessman                          Vice President, Finance and           November 21, 2001
-----------------------------------          Chief Financial Officer (Mr.
Paul Schlessman                              Schlessman also is the
                                             Company's Chief
                                             Accounting Officer)


/s/ Lorne D. Bain                            Director                              November 21, 2001
-----------------------------------
Lorne D. Bain

/s/ Bernard G. Rethore                       Director                              November 21, 2001
-----------------------------------
Bernard G. Rethore

/s/ Christopher I. Byrnes                    Director                              November 21, 2001
-----------------------------------
Christopher I. Byrnes

/s/ Arnold W. Donald                         Director                              November 21, 2001
-----------------------------------
Arnold W. Donald

/s/ John M. Monter                           Director                              November 21, 2001
-----------------------------------
John M. Monter

/s/ Whitson Sadler                           Director                              November 21, 2001
-----------------------------------
Whitson Sadler

                                INDEX TO EXHIBITS

Exhibit                                                             Sequentially
Number                                                                  Numbered
                                                                           Pages

99.1              Belden Inc. Employee Stock Purchase Plan                8
